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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934


                             KEYNOTE SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              CALIFORNIA                              94-3226488
---------------------------------------    -----------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

          2855 CAMPUS DRIVE
             SAN MATEO, CA                             94403
----------------------------------------             ---------
(Address of principal executive offices)             (Zip Code)


If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A.(c), check the                   Instruction A.(d), check the
following box.         / /                     following box.         /X/


Securities Act registration statement file number to which this form relates:

                                     333-82781
                                     ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                       NONE
                                       ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                    ----------------------------------------
                                (Title of Class)

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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-82781) as originally filed with the Securities and Exchange Commission on July 13, 1999, or as subsequently amended (the "REGISTRATION STATEMENT"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.         EXHIBITS.

                The following exhibits are filed herewith or incorporated herein by reference:

                  Exhibit
                  Number            Exhibit Title or Description
                  -------           ----------------------------

                  3.01 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

                  3.02 Form of Registrant's Amended and Restated Articles of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to
                                    Exhibit 3.02 to the Registration Statement).

                  3.03 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.03 to the Registration Statement).

                  4.01 Form of Specimen Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

                  4.02 Third Amended and Restated Investors' Rights Agreement, dated as of April 26, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

                  99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement.

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                                    SIGNATURE


                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  September 3, 1999                       Keynote Systems, Inc.



                                                 By:   /s/ John Flavio
                                                     ---------------------------
                                                       John Flavio
                                                       Chief Financial Officer

                                       -3-
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                                INDEX TO EXHIBITS

Exhibit
Number              Exhibit Title or Description
-------             ----------------------------

3.01                Registrant's Amended and Restated Articles of
                    Incorporation (incorporated by reference to
                    Exhibit 3.01 to the Registration Statement).

3.02                Form of Registrant's Amended and Restated
                    Articles of Incorporation of the Registrant to be effective upon the closing of this offering
                    (incorporated by reference to Exhibit 3.02 to the Registration Statement).

3.03                Registrant's Amended and Restated Bylaws
                    (incorporated by reference to Exhibit 3.03 to the Registration Statement).

4.01 Form of Specimen Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

4.02 Third Amended and Restated Investors' Rights Agreement, dated as of April 26, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement.

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